EXHIBIT 99.1

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS SECOND QUARTER 2007 RESULTS

COVINGTON, Ky., August 2, 2007 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, today reported financial results for its second quarter ended June 30, 2007.

Financial results for the quarter ended June 30, 2007, as compared with the same prior-year period, including restructuring and related charges and other special items (which are described below), were as follows:

  Earnings per diluted share were 41 cents versus 7 cents
  Net income was $49.2 million as compared with $8.4 million
  Sales were $1,549.2 million as compared with $1,641.1 million

Results for both the second quarter of 2007 and 2006 include special items (which are described below) of $20.2 million pretax and $86.7 million pretax, respectively. Adjusting for these special items, results for the quarter ended June 30, 2007 and 2006, respectively, were as follows:

  Adjusted earnings per diluted share were 51 cents versus 67 cents
  Adjusted net income was $61.6 million as compared to $82.1 million
  Adjusted sales were $1,549.2 million as compared with $1,651.5 million

Both the results as presented under Generally Accepted Accounting Principles (GAAP) and as adjusted for special items for the second quarter of 2007 reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which Omnicare (‘the Company”) owns less than a 100% interest, which was effective in the third quarter of 2006. Accordingly, the deconsolidation of these operations excluded sales of approximately $28.2 million from the 2007 second quarter but had no impact on earnings.

Included in the results for the second quarter of 2007 (including the adjusted results) are expenses totaling approximately $1.3 million pretax, or 1 cent per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit, as compared with approximately $7.5 million pretax, or 4 cents per diluted share, in such costs in the second quarter of 2006. The second quarter of 2007 and 2006 also include $1.5 million pretax, or approximately 1 cent per diluted share, and $2.2 million pretax, or approximately 1 cent per diluted share, respectively, in expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

The second quarter 2007 results were also impacted by a higher tax rate owing primarily to certain state income tax changes, including new tax legislation, during the second quarter of 2007. The net effect of these changes was a reduction in aftertax net income of $0.9 million, or approximately 1 cent per diluted share, for the quarter ended June 30, 2007.

Moreover, the results for the second quarter of 2007 and 2006 (including the adjusted results) are impacted by the unilateral reduction by UnitedHealth Group, Inc. and its affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in rates that resulted from United’s actions reduced sales and operating profit in the second quarter 2007 and 2006 by approximately $32.3 million pretax, or 16 cents per diluted share, and $22.0 million pretax, or 11 cents per diluted share, respectively. For the six months ended June 30, 2007 and 2006, this differential in rates has impacted sales and operating profit by approximately $62.8 million pretax, or 32 cents per diluted share, and $22.0 million pretax, or 11 cents per diluted share, respectively. The cumulative impact of United’s unilateral reduction in reimbursement beginning in April of 2006 has impacted sales and operating profit by approximately $131.1 million pretax, or 67 cents per diluted share. This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

Commenting on the results, Joel F. Gemunder, Omnicare’s president and chief executive officer, said “Coming off the difficult first quarter of 2007, Omnicare’s results for the second quarter reflect what, we believe, is a stabilizing of the trends we saw earlier in the year. Measured progress has been made in a number of key areas and, despite a lower number of beds served, our overall gross margin improved to its highest level in three years. Importantly, the continued shift toward generic drugs reduced costs for the Company as well as favorably impacting payors. Moreover, progress was made in reducing our drug acquisition costs as well as temporary labor expenses. Our CRO business also saw substantial improvement during the second quarter of 2007 on both a sequential, as well as year-over-year basis. Then too, cash flow remained strong, allowing us to reduce debt as well as fund attractive acquisition opportunities.”

Financial Position

Cash flow from operations for the quarter ended June 30, 2007 was $61.1 million versus $45.3 million in the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the second quarter of 2007, including the special items discussed below, was $149.5 million versus $114.4 million in the second quarter of 2006. Excluding special items, adjusted

EBITDA in the second quarter of 2007 was $169.6 million as compared to $201.1 million in the second quarter of 2006.

During the second quarter of 2007, the Company repaid $50 million in debt and at June 30, 2007 had $165.6 million in cash on its balance sheet. Its total debt to total capital at June 30, 2007 was 46.9%, down approximately 325 basis points from June 30, 2006.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,498.9 million for the second quarter of 2007 (excluding approximately $28.2 million relating to the deconsolidation of certain joint venture operations), as compared with adjusted sales of $1,609.0 million in the second quarter of 2006. Adjusted operating profit in this business was $163.2 million in the 2007 second quarter as compared with the $191.6 million earned in the same 2006 quarter. At June 30, 2007, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,389,000 beds.

The Company noted that the total beds served at June 30, 2007 were modestly lower than in the first quarter of 2007, citing improved customer retention levels offset by fewer new bed additions from completed acquisitions in the second quarter.

Omnicare’s pharmacy services sales for the second quarter of 2007 were lower than in the comparable 2006 quarter largely as a result of the deconsolidation of the pharmacy joint-venture operations mentioned above, the aforementioned impact of the reduction in reimbursement under the United Part D contract, a lower number of net beds served, combined with a year-over-year shift in mix toward assisted living, and the increased availability and utilization of generic drugs as well as price reductions on certain high-volume generic drugs. Partially offsetting these factors were drug price inflation and year-over-year growth in hospice pharmacy and specialty pharmacy services.

While operating profit was lower than the prior-year quarter owing largely to the lower number of beds served, the impact of the United Part D contract and higher bad debt expense, operating margins in the second quarter of 2007 showed marked improvement over the first quarter of 2007. Increased availability and use of generic drugs, along with the benefit of lower drug acquisition costs, contributed to this sequential margin improvement as did a reduction in temporary labor expenses.

Also during the quarter, Omnicare acquired Evention Healthcare and its Vicura™ electronic medical records system. Prior to the acquisition, Omnicare offered the Vicura™ system for long-term care facilities under an exclusive marketing arrangement with Evention. Vicura™ is a web-based electronic medical records system designed to enable nursing homes to chart and manage care electronically and includes medication ordering and tracking capabilities, electronic medication administration records (“eMar”), and electronic treatment administration records (“eTar”), along with a number of other components that help define, standardize and monitor care processes within the facility. Vicura™ complements the Company’s existing comprehensive information technology offerings which are aimed at enhancing productivity and quality of care.

Also in the quarter, the Company received its first repackaged product on schedule under its new outsourcing agreement with the Repackaging Division of Cardinal Health, Inc. The Company noted that capacity is expected to ramp-up as the year progresses, allowing the gradual transfer of certain repackaging responsibilities from its local pharmacies to Cardinal.

The Company also noted that the implementation of the Omnicare Full Potential Plan remains on track as progressive steps are being taken to move to the Hub-and-Spoke configuration for the Company’s pharmacy operations. When completed, this major initiative is expected to reduce costs, increase efficiency and enhance customer growth.

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $50.2 million on a GAAP basis for the second quarter of 2007 as compared with the $42.5 million in revenues generated in the same prior-year quarter. Included in the 2007 and 2006 periods were reimbursable out-of-pocket expenses totaling $8.2 million and $6.1 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $42.1 million for the 2007 second quarter as compared with $36.4 million for the same prior-year period. Adjusted operating profit for the 2007 second quarter totaled $3.2 million versus $2.3 million in the same prior-year period. Backlog at June 30, 2007 was $315 million.

“We were pleased to see continued improvement in operating performance of our CRO business marked by healthy new business activity, gains in productivity and record backlog – all products, we believe, of the reorientation of this business over the last 18 months,” said Gemunder.

Six Month Results

Financial results for the six months ended June 30, 2007, as compared with the same prior-year period, including restructuring and related charges and other special items (which are described below), were as follows:

  Earnings per diluted share were $0.76 versus $0.50
  Net income was $92.2 million as compared with $61.6 million
  Sales were $3,126.2 million as compared with $3,299.7 million

Results for both the first half of 2007 and 2006 include special items (which are described later herein) of $42.0 million pretax and $134.7 million pretax, respectively. Adjusting for these special items, results for the six months ended June 30, 2007, as compared with the same prior-year period, were as follows:

  Adjusted earnings per diluted share were $0.97 versus $1.36
  Adjusted net income was $118.1 million as compared with $168.1 million
  Adjusted sales were $3,126.2 million as compared with $3,310.1 million

The results for the first half of 2007 (including the adjusted results) include the aforementioned change to the equity method of accounting for certain pharmacy joint venture operations. The deconsolidation of these operations excluded sales of approximately $56.0 million from the first half of 2007 but had no impact on earnings.

Included in the first half 2007 and 2006 results (including the adjusted results) are expenses totaling approximately $4.0 million pretax, or 2 cents per diluted share, and approximately $17.3 million pretax, or 9 cents per diluted share, respectively, for temporary labor, administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit. Expenses related to SFAS 123R for the first half of 2007 and 2006 were $3.1 million pretax and $5.1 million pretax, respectively, or approximately 2 cents per diluted share and 3 cents per diluted share, respectively.

The results for the first half of 2007 and 2006 (including the adjusted results) also include the aforementioned impact of the reduced reimbursement from United of approximately $62.8 million pretax, or 32 cents per diluted share, and $22.0 million pretax, or 11 cents per diluted share, respectively.

EBITDA for the first six months of 2007, including special items, was $287.9 million versus $272.7 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA in the first half of 2007 was $329.9 million as compared with $407.3 million in the first half of 2006.

Cash flow from operations for the first half of 2007 represented a record $235.9 million. Cash flow from operations over the same period in 2006 totaled $128.1 million.

Special Items

As noted above, the results for the second quarter of 2007 include certain special items totaling $20.2 million pretax ($12.4 million aftertax, or approximately 10 cents per diluted share). Operating income for the second quarter of 2007 includes a net pretax charge of $6.3 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The second quarter of 2007 results also include special litigation charges of $9.0 million pretax associated with litigation-related professional fees in connection with separately disclosed government inquiries and litigation, as well as the Company’s lawsuit against United, and a pretax charge of $4.9 million relating to incremental costs associated with the closure of the Company’s Heartland repackaging operations.

The results for the second quarter of 2006 include special litigation charges totaling $74.8 million pretax ($66.2 million aftertax, or approximately 54 cents per diluted share). A charge of $19.3 million pretax related to an increase in the previously announced settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $54.0 million pretax ($10.3 million and $43.7 million recorded in the net sales and litigation charges lines of the income statement, respectively) for the establishment of a reserve relating to an inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $1.5 million pretax for other litigation-related professional expenses.

The second quarter of 2006 also included restructuring and other related costs totaling $11.9 million pretax ($7.5 million aftertax, or approximately 6 cents per diluted share). Specifically, included in operating income was a charge of $8.4 million related to the implementation of the Omnicare Full Potential Plan as well as a $3.5 million charge associated primarily with the NeighborCare consolidation plan and other productivity initiatives.

The first half of 2007 includes special items totaling $42.0 million pretax ($25.9 million aftertax, or approximately 21 cents per diluted share), including the above-mentioned second quarter 2007 charges, as well as the $21.9 million pretax charge in the first quarter of 2007 which included $9.2 million pretax for restructuring and other related costs associated with the implementation of the Omnicare Full Potential Plan, $6.9 million pretax associated with litigation-related professional fees, and $5.8 million pretax relating to the incremental costs associated with the closure of the Heartland repackaging operations.

The first half of 2006 included special charges totaling approximately $134.7 million pretax ($106.5 million aftertax, or approximately 86 cents per diluted share) including the above-mentioned second quarter 2006 charges, as well as a $34.1 million pretax charge taken in the first quarter of 2006 to establish a reserve for the aforementioned settlement of the governmental inquiries regarding certain generic drug substitutions, $7.7 million pretax for restructuring and other related costs associated primarily with the NeighborCare consolidation plan and other productivity initiatives, and $6.1 million pretax associated with retention payments for certain NeighborCare employees.

Omnicare Outlook

“It is clear that our entire industry – from payors to providers – is still navigating through the complexities brought about by the continued evolution of the Medicare Drug Benefit. We remain committed to working through these challenges toward an efficient operating system that truly provides seniors the pharmaceutical care they need and deserve,” said Gemunder.

“As 2007 unfolds, we continue to view the year as a building year, one in which we work to resolve prior challenges and move ahead with those activities that enhance shareholder value. We have seen some stabilization in the trends that impacted our first quarter results and we remain committed to making further progress toward reinvigorating our growth and improving profitability. However, given where we are today in the process and timing issues around certain of our initiatives, we now expect diluted earnings per share (excluding special items) to be in the range of $2.15 to $2.20 for 2007. Our operating cash flow guidance (excluding special items) has been raised to $375 million to $425 million for the full year 2007.

“Longer term, we believe the fundamentals in our business remain intact. Given demographics, coupled with the long-term trends we see and the ongoing implementation of initiatives such as the Omnicare Full Potential Plan, we continue to believe that our strategies are appropriate and that our scale will position us uniquely within our industry to generate longer-term growth.”

Webcast Today

The Company will hold a conference call to discuss second quarter results today, Thursday, August 2, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

       Calling from the United States or Canada: 888-634-8522
       Calling from other countries: 706-634-6522
       Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,389,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

          For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended June 30,				Six months ended June 30,

	2007		2006		2007		2006

Net sales	$1,549,157	(a)(b)(c)	$1,641,110	(a)(c)(d)	$3,126,222	(a)(b)(c)	$3,299,708	(a)(c)(e)
Cost of sales (“COS”)	1,150,109	(a)	1,240,819	(a)	2,341,102	(a)	2,482,902	(a)
Heartland matters - COS	4,015	(d)	—		8,311	(e)	—

Gross profit	395,033	(d)	400,291	(d)	776,809	(e)	816,806	(e)
Selling, general and administrative expenses (“S,G&A”)	257,907		239,751		512,420		487,093	(e)
Restructuring and other related charges	6,250	(d)	11,889	(d)	15,424	(e)	19,602	(e)
Litigation charges	9,010	(d)	64,482	(d)	15,917	(e)	98,582	(e)
Heartland matters - S,G&A	896	(d)	—		2,392	(e)	—

Operating income	120,970	(c)(d)	84,169	(c)(d)	230,656	(c)(e)	211,529	(c)(e)
Investment income	2,102		3,049		4,023		4,848
Interest expense	(41,718)		(43,069)		(83,766)		(85,481)

Income before income taxes	81,354		44,149		150,913		130,896
Income tax provision	32,113		35,770		58,685		69,286

Net income	$49,241	(c)(d)	$8,379	(c)(d)	$92,228	(c)(e)	$61,610	(c)(e)

Earnings per share (“EPS”):(k)
Basic	$0.41		$0.07		$0.77		$0.52

Diluted	$0.41	(c)(d)	$0.07	(c)(d)	$0.76	(c)(e)	$0.50	(c)(e)

Weighted average number of common shares outstanding:
Basic	119,389		118,544		119,233		118,229

Diluted	121,371		123,016		121,375		123,303

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (f)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three months ended June 30, 2007:

Adjusted net sales	$1,498,918	(b)(c)	$42,082	(g)	$—		$1,541,000	(b)(c)(g)

Adjusted operating income (expense)	$163,199	(h)	$3,156	(h)	$(25,214	) (h)	$141,141	(h)
Depreciation and amortization	27,136		477		873		28,486

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (i)	$190,335	(h)	$3,633	(h)	$(24,341	) (h)	$169,627	(h)

Three months ended June 30, 2006:

Adjusted net sales	$1,608,954	(c)(h)	$36,387	(g)	$—		$1,645,341	(c)(g)(h)

Adjusted operating income (expense)	$191,619	(h)	$2,305	(h)	$(23,034	) (h)	$170,890	(h)
Depreciation and amortization	28,970		493		776		30,239

Adjusted EBITDA (i)	$220,589	(h)	$2,798	(h)	$(22,258	) (h)	$201,129	(h)

Six months ended June 30, 2007:

Adjusted sales	$3,028,561	(b)(c)	$82,216	(g)	$—		$3,110,777	(b)(c)(g)

Adjusted operating income (expense)	$316,240	(h)	$5,704	(h)	$(49,244	) (h)	$272,700	(h)
Depreciation and amortization	54,507		954		1,747		57,208

Adjusted EBITDA (i)	$370,747	(h)	$6,658	(h)	$(47,497	) (h)	$329,908	(h)

Six months ended June 30, 2006:

Adjusted sales	$3,225,506	(c)(h)	$72,279	(g)	$—		$3,297,785	(c)(g)(h)

Adjusted operating income (expense)	$387,673	(h)	$3,766	(h)	$(45,244	) (h)	$346,195	(h)
Depreciation and amortization	58,642		980		1,515		61,137

Adjusted EBITDA (i)	$446,315	(h)	$4,746	(h)	$(43,729	) (h)	$407,332	(h)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	June 30, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$151,262	$138,034
Restricted cash	14,362	3,777
Accounts receivable, net	1,505,986	1,522,266
Unbilled receivables, CRO	29,724	21,949
Inventories	427,103	449,671
Deferred income tax benefits	91,325	94,231
Other current assets	219,514	194,900

Total current assets	2,439,276	2,424,828

Properties and equipment, net	198,355	200,425
Goodwill	4,274,763	4,225,011
Identifiable intangible assets, net	314,688	319,588
Other noncurrent assets	243,138	228,619

Total noncurrent assets	5,030,944	4,973,643

Total assets	$7,470,220	$7,398,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$287,020	$262,918
Accrued employee compensation	29,440	33,864
Deferred revenue, CRO	23,351	26,434
Current debt	4,971	5,371
Other current liabilities and income taxes payable	221,998	223,814

Total current liabilities	566,780	552,401

Long-term debt, notes and convertible debentures	2,857,830	2,955,120
Deferred income tax liabilities	418,506	384,989
Other noncurrent liabilities	367,075	342,510

Total noncurrent liabilities	3,643,411	3,682,619

Total liabilities	4,210,191	4,235,020

Stockholders’ equity	3,260,029	3,163,451

Total liabilities and stockholders’ equity	$7,470,220	$7,398,471

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended June 30, 2007	Six months ended June 30, 2007

Cash flows from operating activities:
Net income	$49,241	$92,228
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	13,890	28,080
Amortization	14,596	29,128
Provision for doubtful accounts	29,899	58,803
Deferred tax provision	22,167	35,424
Changes in assets and liabilities, net of effects from acquisition of businesses	(68,655)	(7,736)

Net cash flows from operating activities	61,138	235,927

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(25,994)	(69,299)
Capital expenditures	(10,644)	(18,925)
Transfer of cash to trusts for employee health and severance costs, net of payments out of the trust	(179)	(10,501)
Other	(82)	(106)

Net cash flows from investing activities	(36,899)	(98,831)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term borrowings and obligations	—	74,000
Payments on line of credit facilities, term A loan and long-term borrowings and obligations	(52,327)	(177,631)
Change in cash overdraft balance	(3,658)	(11,644)
Proceeds from / (payments) for stock awards and exercise of stock options and warrants, net of stock tendered in payment	100	(8,132)
Excess tax benefits from stock-based compensation	16	4,079
Dividends paid	(2,743)	(5,482)

Net cash flows from financing activities	(58,612)	(124,810)

Effect of exchange rate changes on cash	389	942

Net increase (decrease) in cash and cash equivalents	(33,984)	13,228
Cash and cash equivalents at beginning of period	185,246	138,034

Cash and cash equivalents at end of period	$151,262	$151,262

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (f)
(000s, except per share amounts)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2007	2006	2007	2006

Adjusted net sales:
Net sales (a)(b)(c)	$1,549,157	$1,641,110	$3,126,222	$3,299,708
Special items (h)	—	10,350	—	10,350

Adjusted net sales, including EITF No. 01-14 (a)(b)(c)(h)	1,549,157	1,651,460	3,126,222	3,310,058
Reimbursable out-of-pockets (a)	(8,157)	(6,119)	(15,445)	(12,273)

Adjusted net sales, excluding EITF No. 01-14 (b)(c)(g)(h)	$1,541,000	$1,645,341	$3,110,777	$3,297,785

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$120,970	$84,169	$230,656	$211,529
Special items (h)	20,171	86,721	42,044	134,666

Adjusted EBIT (h)	$141,141	$170,890	$272,700	$346,195

Adjusted income before income taxes:
Income before income taxes	$81,354	$44,149	$150,913	$130,896
Special items (h)	20,171	86,721	42,044	134,666

Adjusted income before income taxes (h)	$101,525	$130,870	$192,957	$265,562

Adjusted net income:
Net income	$49,241	$8,379	$92,228	$61,610
Special items, net of taxes (h)	12,385	73,676	25,903	106,513

Adjusted net income (h)	$61,626	$82,055	$118,131	$168,123

Adjusted earnings per share (“EPS”):(k)
Basic EPS	$0.41	$0.07	$0.77	$0.52
Special items, net of taxes (h)	0.10	0.62	0.22	0.90
Adjusted basic EPS (h)	$0.52	$0.69	$0.99	$1.42

Diluted EPS	$0.41	$0.07	$0.76	$0.50
Special items, net of taxes (h)	0.10	0.60	0.21	0.86
Adjusted diluted EPS (h)	$0.51	$0.67	$0.97	$1.36

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (i)
EBIT	$120,970	$84,169	$230,656	$211,529
Depreciation and amortization	28,486	30,239	57,208	61,137

EBITDA (i)	149,456	114,408	287,864	272,666
Special items (h)	20,171	86,721	42,044	134,666

Adjusted EBITDA (h)(i)	$169,627	$201,129	$329,908	$407,332

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (f)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2007	2006	2007	2006

Net cash flows from operating activities:
EBITDA (i)	$149,456	$114,408	$287,864	$272,666
Subtract:
Interest expense, net of investment income	(39,616)	(40,020)	(79,743)	(80,633)
Income tax provision	(32,113)	(35,770)	(58,685)	(69,286)
Changes in assets and liabilities, net of effects from acquisition of businesses	(68,655)	(19,857)	(7,736)	(46,766)
Add:
Provision for doubtful accounts	29,899	18,066	58,803	35,160
Deferred tax provision	22,167	8,453	35,424	16,916

Net cash flows from operating activities	$61,138	$45,280	$235,927	$128,057

Free cash flow: (j)
Net cash flows from operating activities	$61,138	$45,280	$235,927	$128,057
Capital expenditures	(10,644)	(8,456)	(18,925)	(14,565)
Dividends	(2,743)	(2,736)	(5,482)	(5,461)

Free cash flow (j)	$47,751	$34,088	$211,520	$108,031

Segment Reconciliations - Pharmacy Services:
Adjusted net sales - Pharmacy Services:
Net sales (b)(c)	$1,498,918	$1,598,604	$3,028,561	$3,215,156
Special items (h)	—	10,350	—	10,350

Adjusted net sales - Pharmacy Services (b)(c)(h)	$1,498,918	$1,608,954	$3,028,561	$3,225,506

Adjusted EBIT - Pharmacy Services:
EBIT	$144,274	$107,225	$279,864	$257,731
Special items (h)	18,925	84,394	36,376	129,942

Adjusted EBIT - Pharmacy Services (h)	$163,199	$191,619	$316,240	$387,673

Adjusted EBITDA - Pharmacy Services: (i)
EBITDA (i)	$171,410	$136,195	$334,371	$316,373
Special items (h)	18,925	84,394	36,376	129,942

Adjusted EBITDA - Pharmacy Services (h)(i)	$190,335	$220,589	$370,747	$446,315

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (f)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2007	2006	2007	2006

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(26,208)	$(24,357)	$(52,842)	$(48,666)
Special items (h)	994	1,323	3,598	3,422

Adjusted EBIT - Corporate and Consolidating (h)	$(25,214)	$(23,034)	$(49,244)	$(45,244)

Adjusted EBITDA - Corporate and Consolidating: (i)
EBITDA (i)	$(25,335)	$(23,581)	$(51,095)	$(47,151)
Special items (h)	994	1,323	3,598	3,422

Adjusted EBITDA - Corporate and Consolidating (h)(i)	$(24,341)	$(22,258)	$(47,497)	$(43,729)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (a)	$50,239	$42,506	$97,661	$84,552
Reimbursable out-of-pockets (a)	(8,157)	(6,119)	(15,445)	(12,273)

Adjusted net sales - CRO Services (g)	$42,082	$36,387	$82,216	$72,279

Adjusted EBIT - CRO Services:
EBIT	$2,904	$1,301	$3,634	$2,464
Special items (h)	252	1,004	2,070	1,302

Adjusted EBIT - CRO Services (h)	$3,156	$2,305	$5,704	$3,766

Adjusted EBITDA - CRO Services: (i)
EBITDA (i)	$3,381	$1,794	$4,588	$3,444
Special items (h)	252	1,004	2,070	1,302

Adjusted EBITDA - CRO Services (h)(i)	$3,633	$2,798	$6,658	$4,746

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

Both the results as presented in accordance with GAAP and as adjusted for special items for the three and six months ended June 30, 2007 reflect a change, effective in the third quarter of 2006 and thereafter, to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than 100%. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $28 million and $56 million for the three and six months ended June 30, 2007, respectively, but had no impact on earnings.

(c)

Operating income for the three months ended June 30, 2007 and 2006 includes estimated expenses of approximately $1.3 million and $7.5 million before taxes (approximately $0.8 million and $4.7 million after taxes, or approximately $0.01 and $0.04 per diluted share), respectively, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Drug Benefit, which went into effect on January 1, 2006. The impact of these expenses on the six months ended June 30, 2007 and 2006 was approximately $4.0 million and $17.3 million before taxes (approximately $2.5 million and $11.0 million after taxes, or approximately $0.02 and $0.09 per diluted share), respectively. Operating income was also impacted by the unilateral reduction by UnitedHealth Group and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit for the three months ended June 30, 2007 and 2006 by approximately $32.3 million and $22.0 million before taxes (approximately $19.9 million and $13.8 million after taxes, or approximately $0.16 and $0.11 per diluted share), respectively. The impact of United’s action for the six months ended June 30, 2007 and 2006 was to reduce sales and operating profit by approximately $62.8 million and $22.0 million before taxes (approximately $38.7 million and $13.8 million after taxes, or approximately $0.32 and $0.11 per diluted share), respectively. This matter is currently the subject of litigation initiated by Omnicare in federal court.

(d)	The three months ended June 30, 2007 and 2006 include the following special items:

(i)

For the three months ended June 30, 2007 and 2006, operating income includes restructuring and other related charges of $6,250 and $11,889 before taxes ($3,838 and $7,454 after taxes, or $0.03 and $0.06 per diluted share), respectively. Approximately $7,829 and $8,413 of the pretax charge for the three

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

months ended June 30, 2007 and 2006 ($4,807 and $5,274 after taxes, or $0.04 and $0.04 per diluted share), respectively, relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth. Approximately $(1,579) and $3,476 of the pretax charge for the three months ended June 30, 2007 and 2006 ($(970) and $2,180 after taxes, or $(0.01) and $0.02 per diluted share), respectively, relates to the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. (“NeighborCare”) acquisition and other related activities (“2005 Program”).

(ii)

The three months ended June 30, 2007 and 2006 also include special litigation charges of $9,010 and $74,832 before taxes ($5,532 or $66,222 after taxes, or $0.05 and $0.54 per diluted share), respectively. The $9,010 pretax charge for the three months ended June 30, 2007 relates to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The litigation charges for the three months ended June 30, 2006 consist of $19,310 pretax ($18,597 after taxes, or $0.15 per diluted share) relating to an increase in the previously established settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $54,005 pretax ($10,350 and $43,655 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($46,674 after taxes, or $0.38 per diluted share) for the establishment of a reserve relating to an inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $1,517 pretax ($951 after taxes, or $0.01 per diluted share) for other litigation-related professional expenses.

(iii)

For the three months ended June 30, 2007, operating income includes a special charge of $4,911 before taxes ($4,015 and $896 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($3,015 after taxes, or $0.02 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues.

(e)	The six months ended June 30, 2007 and 2006 include the following special items:

	(i)	For the six months ended June 30, 2007 and 2006, operating income includes restructuring and other related charges of $15,424 and $19,602 before taxes

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

($9,508 and $12,383 after taxes, or $0.08 and $0.10 per diluted share), respectively. Approximately $17,003 and $8,413 of the pretax charge for the six months ended June 30, 2007 and 2006 ($10,477 and $5,274 after taxes, or $0.09 and $0.04 per diluted share), respectively, relates to the implementation of the “Omnicare Full Potential” Plan. Approximately $(1,579) and $11,189 of the pretax charge for the six months ended June 30, 2007 and 2006 ($(970) and $7,109 after taxes, or $(0.01) and $0.06 per diluted share), respectively, relates to the 2005 Program.

(ii)

The six months ended June 30, 2007 and 2006 also include special litigation charges of $15,917 and $108,932 before taxes ($9,801 or $90,212 after taxes, or $0.08 and $0.73 per diluted share), respectively. The $15,917 pretax charge for the six months ended June 30, 2007 relates to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The litigation charges for the six months ended June 30, 2006 consist of $53,410 pretax ($42,587 after taxes, or $0.35 per diluted share) relating to the establishment of a settlement reserve in connection with the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $54,005 pretax ($10,350 and $43,655 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($46,674 after taxes, or $0.38 per diluted share) for the establishment of a reserve relating to an inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $1,517 pretax ($951 after taxes, or $0.01 per diluted share) for other litigation-related professional expenses.

(iii)

For the six months ended June 30, 2007, operating income includes a special charge of $10,703 before taxes ($8,311 and $2,392 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($6,594 after taxes, or $0.05 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues.

(iv)

For the six months ended June 30, 2006, operating income includes a $6,132 pretax ($3,918 after tax, or $0.03 per diluted share) special charge associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

(f)	Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(g)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(h)

The noted presentation for the three and six months ended June 30, 2007 and 2006 excludes the special items discussed in footnotes (d) and (e) above. Management believes these special items are not related to Omnicare’s ordinary course of business, as previously discussed in footnote (f) above.

(i)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(j)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.

(k)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.